SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:

{X}	Preliminary Information Statement

{ }	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

{ }	Definitive Information Statement

BIO-MATRIX SCIENTIFIC GROUP, INC.

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check The Appropriate Box):

{x}	No fee required.

{ }	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock
Preferred Stock
	2)	Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

{ }

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

BIO-MATRIX SCIENTIFIC GROUP, INC.

4700 SPRING STREET, SUITE 304, LA MESA, CALIFORNIA,

_______, 2012

To Our Stockholders:

This information statement is provided on or about ________, 2012 by Bio-Matrix Scientific Group, Inc., a Delaware corporation (“We”, “Us”, “Our” or the “Company”), to holders of our outstanding shares of common and preferred  stock pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.  The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have consented in writing to amending the Certificate of Incorporation of the Company as follows:

Striking out Articles Four (4.) thereof and substituting in lieu of said Article the following new Article

"FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Billion  (1,000,000,000) shares of Common Studs with a par value of $0.0001 each; and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $0.0001 each, Two Hundred Thousand (200,000) shares of Non Voting Preferred Stock with a par value of $1.00 each Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The Common Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Common Stock that may be desired. Subject to the limitation on the total number of shares of Common Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

The abovementioned amendments will become effective upon filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. This filing will not occur until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

As of  May 15, 2012  we had 500,000,000 shares of common stock, $.001 par value per share, authorized, of which  120,406,918  were issued and outstanding and  20,000,000 shares of preferred stock, $.001 par value,  authorized of which  1,925,846  Preferred Shares, 724,222 Series B Preferred Shares and 94,852 Series AA Preferred Shares were issued and outstanding.  Certain of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have executed a written consent in favor of the action described above; therefore no votes of our other stockholders are required to approve the above-referenced action.  This information statement is being sent to you for information purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

Very truly yours,
David Koos
President, CEO, Chairman,

The date of this Information Statement is ____________, 2012.

STOCKHOLDERS ENTITLED TO VOTE

On May 15, 2012, the Board unanimously approved the proposed actions and recommended that such proposal be submitted for stockholder approval.

The Board has fixed the close of business on May 15, 2012, as the record date for determining the stockholders entitled to notice of the above noted action.   Adoption of the proposed action requires the approval of our stockholders holding not less than a majority of our issued and outstanding common stock.  As of May 15, 2012 there were 120,406,918  shares of our common stock were issued and outstanding, 1,925,846 shares of  our Preferred stock were issued and outstanding, 724,222  of our Series B Preferred Shares were issued and outstanding, and 94,852 of our Series AA Preferred Shares were issued and outstanding .  Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our preferred stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our Series B preferred stock outstanding entitles the holder to one vote on all matters brought before the stockholders. Each share of our Series AA preferred stock outstanding entitles the holder to 10,000 votes on all matters brought before the stockholders.

Certain of our stockholders, together having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, have executed a written consent voting in favor of the proposed action.  Because stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have voted in favor of the proposed action, no votes of our other stockholders are required to approve the action described herein.  Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on May 15, 2012, concerning shares of our common stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

Based on 120,406,918 shares issued and outstanding as of May 15, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	12,718,639 (a)	10.5%
Common	All Officers and Directors As a Group(a)	12,718,639 (a)	10.5%

(a)    Includes 4,159,085 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and 104,160 shares owned AFN Trust for which David Koos serves as Trustee.

The following table sets forth information as of the close of business on May 15, 2012, 2011, concerning shares of our preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of preferred stock.

Based on 1,925,846 shares issued and outstanding as of May 15, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	524,079	27%
Preferred	Copeland Revocable Trust	166,907	9%
Preferred	Ronald Williams	205,714	11%
Preferred	All Officers and Directors As a Group(c)	524,079	27%

(a)

Includes 458,503 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 62,056 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and AFN Trust for which David Koos serves as Trustee.

The following table sets forth information as of the close of business on May 11, 2012concerning shares of our Series B preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series B preferred stock.

Based on 724,222 shares issued and outstanding as of May 15, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series B Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	96,012	13%
Series B Preferred	All Officers and Directors As a Group(c)	96,012	13%

(a)

Includes 9,171 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. (b) Includes 58,935 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos  and 836 shares owned by  AFN Trust for which David Koos serves as Trustee

The following table sets forth information as of the close of business on May 15, 2012 concerning shares of our Series AA Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Based on 94,852 shares issued and outstanding as of May 15, 2012

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	94,852	100%
Common	All Officers and Directors As a Group(a)	94,852	100%

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed action by the Board or the voting stockholders for which Delaware law, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the resolution.

PURPOSE OF ACTION

On April 26, 2012 the Company executed an Equity Purchase Agreement (the "Purchase Agreement") and Registration Rights Agreement (the "Rights Agreement") with Southridge Partners II, LP, a Delaware limited partnership ("Southridge").

Under the terms of the Purchase Agreement, Southridge will purchase, at the Company's election, up to $20,000,000 of the Company's registered common stock (the "Shares"). During the term of the Purchase Agreement, the Company may at any time deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 91% of the average of the two lowest Closing Prices during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Southridge may not execute any short sales of the Company's common stock.

The Purchase Agreement shall terminate (i) on the date on which Southridge shall have purchased Shares pursuant to this Agreement for an aggregate Purchase Price of $20,000,000, or (ii) on the date occurring 24 months from the date on which the Agreement was executed and delivered by the Company and Southridge.

Under the terms of the Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 90 days of the date on which the Purchase Agreement was executed and delivered by the Company and Southridge.

The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Southridge may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Southridge no longer owns any of the Shares.

The Purchase Agreement requires the Company to reserve and keep available until the consummation of such Closing, free of preemptive rights sufficient shares of common stock for the purpose of enabling the Company to satisfy its obligation to issue the Shares.

The Purchase Agreement also requires the Company to issue to Southridge shares of a newly designated preferred stock with a stated value of $50,000 convertible at the option of Southridge into shares of the Company’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding a conversion notice.  The Preferred Stock shall have no registration rights.

The Board has recommended the amendment of the Company’s Certificate of incorporation in order to enable the Company to comply with provisions of the Purchase Agreement requiring the company to reserve a sufficient number of common shares for the purpose of enabling the Company to satisfy its obligation to issue the Shares and issue the agreed upon preferred stock to Southridge.

EFFECT ON SHAREHOLDERS

To the extent that additional authorized shares are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. Holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us. The Board is not currently aware of any attempt to take over or acquire us. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of shares of common stock authorized for issuance under the Articles is not prompted by any specific effort or takeover threat currently perceived by management.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (619) 398-3517 or in writing at the Company's offices located at 4700 Spring Street, Suite 203, La Mesa, California 91942.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.